Exhibit 99.(n)

KPMG LLP

Suite 500

191 West Nationwide Blvd.

Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 28, 2025, with respect to the financial statements and financial highlights of abrdn Global Infrastructure Income Fund, incorporated herein by reference, and to references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Base Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
September 15, 2026